EXHIBIT 10.2

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into as of Apr 15, 2022 (the "Effective Date"), between BIONEXUS GENE LAB CORP (the "Company"), a corporation registered in Wyoming, located at Tower B, Vertical Business Suite 10-2, No. 8, Jalan Kerinchi, Bangsar South, 59200, Kuala Lumpur, and Keith Wong, 7702 E Doubletree Ranch Rd, #300, Scottsdale, AZ 85258 (the “Consultant”).

WHEREAS:

A. The Company and its subsidiaries engage in the various bio-genetic testing and chemical businesses.

B. The Company desires to retain and the Consultant agrees to be retained to provide consulting services to the Company.

Now therefore, in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT AS A CONSULTANT

1.1 The Company hereby engages the Consultant to provide service for the Company;

2. TERM OF THIS AGREEMENT

2.1 The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue for eighteen (18) months unless this Agreement is earlier terminated or extended in accordance with the terms of this Agreement.

3. CONSULTANT SERVICE

3.1 The Consultant agrees to perform the following services:

(a)	The Consultant shall assist the Company with the various assignments for the North America operations given by the Company’s Board or its president Chi Yuen (George) Leong.

3.2 In providing the Consulting Service, the Consultant will:

(a)	comply with all applicable laws and regulations;

(b)	not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

(c)	not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

3.3 The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4. CONSULTANT FEE

4.1 A monthly fee of US$8,000 per month, payable on the last day of each calendar month by wire transfer each calendar month by wire transfer to the consultant’s bank account.

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4.2 A total of $20,000** sign on bonus is payable to consultant together with his first month’s fee.

5. REIMBURSEMENT OF EXPENSES

All expenses must be pre-approved by the Company beforehand.

6. TERMINATION

6.1 The Company may terminate this Agreement at any time only upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)	the Consultant’s committing an act of fraud, theft or embezzlement or other similar willful misconduct;

6.2 The Company may at its sole discretion terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant. If the Consultant is terminated without violating 6.1(a), then the Company agrees to pay in one lump sum the remaining unearned compensation for the remaining un-expired period of this agreement to consultant upon notice of termination and pay all legal fees incurred by consultant to enforce this agreement at a later time.

6.3 The Consultant may terminate this Agreement at any time provided a written notice of termination has been delivered to the Company.

6.4 On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.0 PROPRIETARY INFORMATION

The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available.

8.0 RELIEF

The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

9.0 PARTIES BENEFITED; ASSIGNMENTS

This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

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10.0 NOTICES

Any notice required or permitted by this Agreement shall be in writing, sent by registered or email, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this section. Notices shall be deemed given when delivered.

11.0 GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Wyoming, USA.

12.0 REPRESENTATIONS AND WARRANTIES

The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement, and (c) the Consultant is working as an executive of a software company in the USA.

13.0 MISCELLANEOUS

This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

This Agreement replaces and supersedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

COUNTERPARTS This Agreement may be executed in any number of counterparts, copies, fax copies and each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

BIONEXUS GENE LAB CORP

Chi Yuen (George) Leong
President

CONSULTANT

Keith Wong Consultant

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